UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

ATHEROS COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50534	77-0485570
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5480 Great America Parkway, Santa Clara, California 95054

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 773-5200

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Base Salary Reductions

On February 6, 2009, the Compensation Committee of the Registrant’s Board of Directors (the “Compensation Committee”) determined that there would be no increases to the executive officers’ base salaries over 2008 levels, and approved a temporary reduction in the annual salary paid to the Registrant’s executive officers, effective February 1, 2009. The Chief Executive Officer’s base salary was reduced by 40%, and the other executive officers’ base salary was reduced by 20%. The Compensation Committee determined to periodically review and adjust the executive officers’ base salary levels subject to the Company’s performance throughout 2009. Following the reduction, the annual base salary for each executive officer is set forth below:

Name and Position	New Annual Base Salary
Craig H. Barratt President and Chief Executive Officer	$204,000
Ben D. Naskar Vice President and General Manager of Wireless Networking	$248,000
Jack R. Lazar Chief Financial Officer, Vice President of Corporate Development and Secretary	$236,000
Gary L. Szilagyi Vice President of Worldwide Sales	$208,000
Adam H. Tachner Vice President and General Counsel	$208,000

Executive Officer 2009 Bonus Plan

On February 6, 2009, the Compensation Committee also approved the 2009 bonus plan for the Chief Executive Officer, the Chief Financial Officer and other executive officers, which will be based on the Registrant’s achievement of certain financial corporate performance objectives and certain individual non-financial performance objectives specific to each officer. The financial corporate objectives are specifically tied to corporate revenue, operating income, gross margin, earnings per share, days sales are outstanding, and inventory turns in 2009. The non-financial objectives include individual objectives related to personal and organizational operational excellence by each executive officer. Each executive officer is entitled to receive a bonus for the achievement of baseline corporate financial objectives and operational and individual performance objectives as follows: up to 75% of the base salary actually paid in 2009 (“paid salary”) for the Chief Executive Officer, up to 50% of paid salary for the Vice President and General Manager of Wireless Networking, up to 45% of paid salary for the Chief Financial Officer and the Vice President and General Counsel, and up to 17.5% of paid salary for the Vice President of Sales. Each executive officer is also entitled to receive an additional bonus for the achievement of higher levels of corporate financial and operational and individual performance objectives as follows: up to 75% of paid salary for the Chief Executive Officer, up to 50% of paid salary for the Vice President and General Manager of Wireless Networking, up to 40% of paid salary for the Chief Financial Officer, up to 30% of paid salary for the Vice President and General Counsel, and up to 5% of paid salary for the Vice President of Sales. If earned, these bonuses are expected to be paid in early 2010, and in any event will be paid, if earned, no later than March 15, 2010.

Severance and Change in Control Agreements

On February 6, 2009, the Compensation Committee also approved severance and change in control agreements (collectively, the “Agreements”) to be entered into with each of the Registrant’s Chief Executive Officer, Chief Financial Officer, Vice President and General Manager of Wireless Networking, Vice President of Worldwide Sales and Vice President and General Counsel. Certain of these officers have offer letters that provide for severance payments and/or payments in connection with a change in control of the Registrant. The Agreements will supersede any such provisions.

Severance Payments

Under the Agreements, if the executive officer (except for the chief executive officer, Dr. Barratt) is terminated without Cause (as defined in the Agreements) prior to a Change of Control (as defined in the Agreements) or more than 12 months following a Change of Control, and provided the executive officer signs and does not revoke a standard release of claims, the executive officer will receive:

•	a lump sum payment equal to 6 months of the executive officer’s base salary at the highest rate in effect during the executive officer’s employment with the Registrant; and

•	6 months of continued health plan coverage for the executive officer and his enrolled dependents.

With respect to Dr. Barratt, if (1) he is terminated by the Registrant other than for Cause or if he terminates his employment for Good Reason (as defined in the Agreement with Dr. Barratt) prior to a Change of Control or more than 12 months following a Change of Control or (2) his employment is terminated at any time due to death or total and permanent disability, and provided in each such case (except in the event of death) he signs and does not revoke a standard release of claims, he will receive:

•	a lump sum payment equal to 12 months of his base salary at the highest rate in effect during his employment with the Registrant;

•

his stock options and restricted stock units (except any restricted stock units that are subject to performance-based vesting) that would have vested during the 12-month period immediately following his termination shall become fully vested;

•	his restricted stock units that are subject to performance-based vesting shall become fully vested if the performance period ends within the 12-month period immediately following his termination;

•	he will have up to the earlier of 2 years following his termination date or the original expiration date of the option, to exercise any vested stock options; and

•	12 months of continued health plan coverage for himself and his enrolled dependents.

Change In Control Payments

The Agreements further provide for payments to the executive officers in the event of a Change of Control of the Registrant. If the executive officer is terminated without Cause or if such officer terminates his employment for Good Reason (as defined in the Agreements) within 12 months following a Change of Control, and provided the executive officer signs and does not revoke a standard release of claims, the executive officer will receive:

•

a lump sum payment equal to 12 months (18 months with respect to Dr. Barratt) of the executive officer’s base salary at the highest rate in effect during the executive officer’s employment with the Registrant;

•	12 months (18 months with respect to Dr. Barratt) of continued health plan coverage for the executive officer and his enrolled dependents;

•	any earned but unpaid cash incentive bonus under the bonus plan in effect for the calendar year immediately prior to the termination;

•

the executive officer’s baseline target (stretch target with respect to Mr. Jack Lazar) annual cash inventive bonus under the bonus plan in effect during the calendar year of the executive officer’s termination;

•	all unvested stock options and restricted stock units granted prior to the Change of Control that are assumed or substituted by the acquiring company shall become fully vested; and

•

the executive officer will have up to the earlier of 1 year (2 years for Dr. Barratt) following his termination date or the original expiration date of the option, to exercise any vested stock options.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2009

ATHEROS COMMUNICATIONS, INC.

By:	/s/ Jack R. Lazar
Name:	Jack R. Lazar
Title:	Chief Financial Officer and Vice President of Corporate Development

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